   As filed with the Securities and Exchange Commission on May 28, 2004


                                                      REGISTRATION NO. 333-XXXXX

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                AMENDMENT NO.
                                             ---

                    INTERNATIONAL COMMERCE DEVELOPMENT CORP.
                 (Name of Small Business Issuer in its Charter)


        Delaware                      6770                      20-0369985
        --------                      ----                      ----------
 (State or jurisdiction   (Primary Standard Industrial         (IRS Employer
  of incorporation or     Classification Code Number)     Identification Number)
      organization)

                 33 Easton Avenue, Waterbury, Connecticut 06704
                                 (203) 753-9500
                                 --------------
          (Address and telephone number of principal executive offices)

                 33 Easton Avenue, Waterbury, Connecticut 06704
                 ----------------------------------------------
(Address of principal place of business or intended principal place of business)

                         Kenneth V. Holloway, President
                    INTERNATIONAL COMMERCE DEVELOPMENT CORP.
                 33 Easton Avenue, Waterbury, Connecticut 06704
                                 (203) 753-9500
                                 --------------
            (Name, address and telephone number of agent for service)

                          Copies of communications to:
                            SHUSTAK JALIL AND HELLER
                       Attention: Richard S. Heller, Esq.
                       400 Park Avenue, New York, NY 10022
                            Telephone: (212) 688-5900

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
                                                  Proposed maximum     Proposed maximum
 Title of shares to be         Amount to be        offering price     aggregate offering       Amount of
      registered                registered         per share (1)            price           registration fee
------------------------------------------------------------------------------------------------------------
Common stock, par value
$.001 per share to be
sold by us                       2,800,000             $1.00            $2,800,000.00           $354.76
------------------------------------------------------------------------------------------------------------
Class A Common stock, to
be sold by certain
selling stockholders              210,000              $1.00             $210,000.00             $26.61
------------------------------------------------------------------------------------------------------------
TOTALS                           3,010,000                              $3,010,000.00           $381.37
------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee and pursuant to Rule 457.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                    SUBJECT TO COMPLETION, DATED MAY 28, 2004

                                                         INITIAL PUBLIC OFFERING
                                                                      PROSPECTUS

                    INTERNATIONAL COMMERCE DEVELOPMENT CORP.

                2,800,000 SHARES OF COMMON STOCK TO BE SOLD BY US
        210,000 SHARES OF COMMON STOCK TO BE SOLD BY SELLING STOCKHOLDERS
                                 $1.00 PER SHARE

         INTERNATIONAL COMMERCE DEVELOPMENT CORP. is a development stage company organized in the State of Delaware to pursue a business combination in the mining industry.

         This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering.

         We are offering these shares through our officers and directors who must sell a minimum of 400,000 shares and up to a maximum of 2,800,000 shares. We will not pay commissions on stock sales. Current shareholders are registering 210,000 shares for resale to the public. We will not receive any proceeds from the sale of the selling stockholders' shares.

         This offering will expire 180 days from the date of this prospectus. The offering may be extended for an additional 90 days at our sole election. There is no closing date for the selling shareholders.

                               -------------------

                 THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
       YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 4.

                              ---------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              ---------------------

                              Offering Information

-----------------------------------------------------------------------------------------------
                                           UNDERWRITING
                                           DISCOUNTS AND     PROCEEDS TO    PROCEEDS TO SELLING
                         PRICE TO PUBLIC    COMMISSIONS      COMPANY (1)     STOCKHOLDERS (2)
-----------------------------------------------------------------------------------------------
Common stock per share        $1.00            $0.00        $2,725,000.00       $210,000.00
-----------------------------------------------------------------------------------------------
Total                         $1.00            $0.00       $ 2,725,000.00       $210,000.00
-----------------------------------------------------------------------------------------------

(1) Reflects deductions for offering costs, including printing, filing, legal, accounting and transfer fees estimated at $75,000.00 to be paid from the proceeds of the offering.
(2) Proceeds to be obtained by the selling stockholders will not inure to our benefit. Selling stockholders will be responsible for any related commissions, taxes, attorney's fees and related charges in connection with the offer and sale of their shares. The selling stockholders may sell their common stock through one or more brokers/dealers, and such brokers/dealers may receive compensation in the form of commissions.

                   The date of this prospectus is May   , 2004
                                                      --

                                TABLE OF CONTENTS

--------------------------------------------------------------------------------
                                                                            Page
--------------------------------------------------------------------------------
PART I
--------------------------------------------------------------------------------
PROSPECTUS SUMMARY .........................................................   2
--------------------------------------------------------------------------------
The Offering ...............................................................   2
--------------------------------------------------------------------------------
Limited state registration .................................................   3
--------------------------------------------------------------------------------
Summary financial information ..............................................   3
--------------------------------------------------------------------------------
RISK FACTORS ...............................................................   4
--------------------------------------------------------------------------------
YOUR RIGHTS AND SUBSTANTIVE
PROTECTION UNDER RULE 419 ..................................................   8
--------------------------------------------------------------------------------
USE OF PROCEEDS ............................................................  10
--------------------------------------------------------------------------------
DETERMINATION OF OFFERING PRICE ............................................  11
--------------------------------------------------------------------------------
DILUTION ...................................................................  11
--------------------------------------------------------------------------------
SELLING SECURITY HOLDERS ...................................................  12
--------------------------------------------------------------------------------
PLAN OF DISTRIBUTION .......................................................  13
--------------------------------------------------------------------------------
LEGAL PROCEEDINGS ..........................................................  17
--------------------------------------------------------------------------------
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS ...............  17
--------------------------------------------------------------------------------
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT .............  18
--------------------------------------------------------------------------------
DESCRIPTION OF SECURITIES ..................................................  19
--------------------------------------------------------------------------------
INTEREST OF NAMED EXPERTS AND COUNSEL ......................................  20
--------------------------------------------------------------------------------
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
  ACT LIABILITIES ..........................................................  21
--------------------------------------------------------------------------------
ORGANIZATION WITHIN LAST FIVE YEARS ........................................  21
--------------------------------------------------------------------------------
DESCRIPTION OF BUSINESS ....................................................  21
--------------------------------------------------------------------------------
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION ..................  27
--------------------------------------------------------------------------------
DESCRIPTION OF PROPERTY ....................................................  28
--------------------------------------------------------------------------------
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS .............................  28
--------------------------------------------------------------------------------
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS ...................  28
--------------------------------------------------------------------------------
EXECUTIVE COMPENSATION .....................................................  30
--------------------------------------------------------------------------------
FINANCIAL STATEMENTS ....................................................... F-1
--------------------------------------------------------------------------------
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
   FINANCIAL DISCLOSURES ...................................................  31
--------------------------------------------------------------------------------
PART II
--------------------------------------------------------------------------------
INDEMNIFICATION OF DIRECTORS AND OFFICERS ..................................  32
--------------------------------------------------------------------------------
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION ................................  32
--------------------------------------------------------------------------------
RECENT SALES OF UNREGISTERED SECURITIES ....................................  32
--------------------------------------------------------------------------------
EXHIBITS ...................................................................  33
--------------------------------------------------------------------------------
UNDERTAKINGS ...............................................................  33
--------------------------------------------------------------------------------
SIGNATURES .................................................................  34
--------------------------------------------------------------------------------

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN OUR AFFAIRS SINCE THE DATE HEREOF; HOWEVER, ANY CHANGES THAT MAY HAVE OCCURRED ARE NOT MATERIAL TO AN INVESTMENT DECISION. IN THE EVENT THERE HAVE BEEN ANY MATERIAL CHANGES IN OUR AFFAIRS, A POST-EFFECTIVE AMENDMENT WILL BE FILED. WE RESERVE THE RIGHT TO REJECT ANY ORDER, IN WHOLE OR IN PART, FOR THE PURCHASE OF ANY OF THE SHARES OFFERED.

         UNTIL 90 DAYS AFTER THE DATE WHEN THE FUNDS AND SECURITIES ARE RELEASED FROM THE ESCROW ACCOUNT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SHARES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                               PROSPECTUS SUMMARY

         We are a blank check company subject to Rule 419 of Regulation C under the Securities Act of 1933, as amended. The net offering proceeds, after deduction for offering expenses and the securities to be issued to investors must be deposited in an escrow account. While held in the escrow account, the deposited securities may not be traded or transferred. Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specific criteria has been consummated and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in Rule 419.

         We were organized as a vehicle to acquire or merge with a business or company operating in the mining industry. We have no present plans, proposals, agreements, arrangements or understandings to acquire or merge with any specific business or company nor have we identified any specific company for investigation and evaluation for a merger with us.

         Since our organization, our activities have been limited to the sale of initial shares for our organization and preparation in producing a registration statement and prospectus for our initial public offering. We intend to have the acquired business entity become the operational core of our company following the offering. We maintain our office at 33 Easton Avenue, Waterbury, Connecticut 06704. Our phone number is (203) 753-9500.

                                  THE OFFERING


Securities offered                               2,800,000 shares of common
                                                 stock, $.001 par value, being
                                                 offered at $1.00 per share.


Common stock outstanding                         210,000 shares
prior to the offering

This offering will expire 180 days from the date of this prospectus. The offering may be extended for an additional 90 days at our sole election.

                           LIMITED STATE REGISTRATION

         Initially, our securities may be sold in a limited number of states pursuant to registration filings in those states. Therefore, you may only resell your shares in those states where the securities have registered or are eligible for and exemption from registration.

                         SUMMARY FINANCIAL INFORMATION

         The table below contains certain summary historical financial data for the Company. The historical financial data for the period from inception on October 30, 2003 through March 31, 2004 has been derived from our audited financial statements appearing elsewhere in this prospectus and should be read in conjunction with those financial statements and notes thereto.

                                                           March 31, 2004
                                                           --------------
      INCOME STATEMENT:
      Revenue                                              $         --

      Net Income (loss)                                    $     (12,730)

      BALANCE SHEET (at end of period):
      Total Current Assets                                 $      22,270
      Total Assets                                         $      42,270
      Total Liabilities                                    $       2,500

      Total Shareholders Equity                            $      39,770

      PER SHARE:
      Net Loss per share -- basic and fully dilated        $       (0.10)

      Weighted average number of shares of
      common stock outstanding during period                     127,403

                                  RISK FACTORS

THE SECURITIES OFFERED ARE HIGHLY SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK.

         The securities offered should be purchased only by persons who can afford to lose their entire investment. Each prospective investor should, prior to purchase, consider very carefully the following risk factors among other things, as well as all other information set forth in this prospectus.

YOU MAY NOT HAVE ACCESS TO YOUR FUNDS FOR UP TO 12 MONTHS FROM THE DATE OF THIS PROSPECTUS; IF RETURNED YOU WILL NOT GET INTEREST ON YOUR FUNDS.

         If we are unable to locate an acquisition candidate meeting these acquisition criteria, you will have to wait 12 months from the date of this prospectus before a proportionate portion of your funds are returned, without interest. You will be offered return of your proportionate portion of the funds held in escrow only upon the reconfirmation offering required to be conducted upon execution of an agreement to acquire an acquisition candidate which represents 80% of the maximum offering proceeds.

IF A SUFFICIENT NUMBER OF INVESTORS DO NOT RECONFIRM THEIR INVESTMENT, THE BUSINESS COMBINATION WILL NOT BE CLOSED AND YOU WILL NOT BE ISSUED YOUR SECURITIES.

         A business combination with an acquisition candidate cannot be closed unless, for the reconfirmation offering required by Rule 419, we can successfully convince you and a sufficient number of investors representing 80% of the maximum offering proceeds elect to reconfirm your investments. If, after completion of the reconfirmation offering, a sufficient number of investors do not reconfirm their investment, the business combination will not be closed. In such event, none of the securities held in escrow will be issued and the funds will be returned promptly to you on a proportionate basis.

         We will not purchase the assets of any company which is beneficially owned by any of our officers, directors, promoters, affiliates or associates.

DUE TO A LACK OF FINANCING, THE COMPANY WILL BE AT A COMPETITIVE DISADVANTAGE.

         The Company is and will continue to be an insignificant participant in the business of seeking mergers or joint ventures with and acquisitions of small private entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for the Company. Nearly all such entities have significantly greater financial resources. In addition, the Company will compete in seeking merger or acquisition candidates with numerous other small public companies.

IF THE OFFERING CLOSES AT THE MINIMUM LEVEL, WE MAY BE REQUIRED TO SEEK ADDITIONAL FUNDING.

         If this offering yields only the minimum level of investment, we may need to seek additional funding. Such funding may be in the form of debt or equity, if obtainable, and may not be available on terms favorable to the Company.

THE COMPANY HAS NOT IDENTIFIED A POTENTIAL MERGER CANDIDATE AS OF YET.

         Investors in the Company's securities will not be able to evaluate the merits or risks of a potential merger candidate before they invest, nor can they be certain that a merger candidate will be found. The Company has no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, any entity, and has had no discussions of any kind with any potential merger, joint venture or acquisition candidate. The Company may not be successful in identifying and evaluating suitable business opportunities or in concluding a business combination.

         The Company has entered into a consulting agreement with a company in Ghana to assist in identifying potential acquisition candidates, coordinating the re-licensing and permit process and hiring experienced professionals to run the mine.

THE COMPANY HAS BEEN IN THE DEVELOPMENT STAGE SINCE INCEPTION AND HAS NO OPERATIONS TO DATE.

         Other than issuing shares to our officers and directors and conducting a limited private placement pursuant to Regulation D, Rule 506 under the Securities Act of 1933, as amended, the Company never commenced any operational activities. The Company may not be able to negotiate a business combination on terms favorable to the Company. Investors will, however, have a chance to evaluate a merger candidate before a proposed merger occurs pursuant to Rule
419. At this time, investors will determine whether they wish to leave their investment or receive their investment back. If they choose not to invest, they may still loose ten percent (10%) of their initial investment.

POTENTIAL DETERMINATION BY THE SEC THAT THE COMPANY IS AN INVESTMENT COMPANY COULD CAUSE SIGNIFICANT REGISTRATION AND COMPLIANCE COSTS UNDER THE INVESTMENT COMPANY ACT OF 1940.

         In the event the Company engages in business combinations that result in the Company holding passive investment interests in a number of entities, the Company could be under regulation of the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject the Company to material adverse consequences.

A SUCCESSFUL MERGER OR ACQUISITION OF THE COMPANY WITH ANOTHER BUSINESS ENTITY MAY RESULT IN A SIGNIFICANT SHIFT IN CONTROL FROM THE COMPANY'S MANAGEMENT TO THE MERGING COMPANY'S MANAGEMENT.

         A business combination involving the issuance of the Company's common stock may result in shareholders of a private company or foreign company obtaining a controlling interest in the Company. Any such business combination may require Mr. Holloway to sell or transfer a portion of the Company's common stock held by him. A change in control of the Company ultimately could result in removal of Mr. Holloway and a corresponding reduction in or elimination of his participation in the future affairs of the Company.

WE MAY EXPERIENCE MANAGEMENT ISSUES BECAUSE OF GEOGRAPHICAL CHALLENGES.

         Our president and director, Kenneth V. Holloway, is based in the United States. Our chief financial officer and director, Kwabena Mensah and our director, Amponsah Tawiah, are both located in Ghana. While the Company's operations are expected to benefit from Messrs. Mensah and Tawiah's proximity to the target acquisition, their distance from Mr. Holloway may prove problematic. If so, we will need to address management and personnel changes at that time. Such disruptions may have a negative impact on conducting the acquisition and facilitating any transfer of authority from the target company to us as well as the smooth operation of the acquisition.

MANY BUSINESS DECISIONS MADE BY THE COMPANY CAN HAVE MAJOR TAX CONSEQUENCES AND ASSOCIATED RISKS THAT COULD HURT THE VALUE OF AN INVESTMENT IN THE COMPANY.

         Federal and state tax consequences will, in all likelihood, be major considerations in any business combination the Company may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. The Company intends to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target entity. However, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

THE COMPANY'S SECURITIES MAY BE LIMITED TO ONLY A FEW MARKETS BECAUSE OF STATE BLUE SKY LAWS.

         Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, and the Company currently plans to register or qualify its shares only in Connecticut and New York, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky restrictions upon the ability of new investors to purchase the securities which could reduce the size of the potential market. As a result of recent changes in federal law, non-issuer trading or resale of the Company's securities is exempt from state registration or qualification requirements in most states. However, some states may continue to attempt to restrict the trading or resale of blind-pool or blank-check securities. Accordingly, investors should consider any potential secondary market for the Company's securities to be a limited one.

THE COMPANY'S OFFERING PRICE IS ARBITRARY AND THE VALUE OF THE COMPANY'S SECURITIES MAY NEVER ACTUALLY REACH THE OFFERING PRICE.

         The offering price of the shares bears no relation to book value, assets, earnings, or any other objective criteria of value. It was arbitrarily determined by the Company. There can be no assurance that, even if a public trading market develops for the Company's securities, the shares will attain market values commensurate with the offering price. The shares are offered by the

Company on a direct participation offering basis. No individual, firm or corporation has agreed to purchase or take down any of the offered shares. The Company cannot and does not make any statement guaranteeing that shares will be sold. If the minimum number of shares are not sold, the Company's offering will be nullified resulting in the return of the investors' money.

WE MAY FAIL IN OUR EFFORTS TO IDENTIFY AN ACQUISITION THAT FALLS WITHIN THE GUIDELINES SET FORTH BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") FOR PROVABLE AND PROBABLE RESOURCES.

         The SEC has established strict guidelines for what constitutes "Proven and Probable" reserves. Management has determined to follow those parameters in identifying suitable acquisition candidates. The target entities will have to demonstrate proven reserves. This standard will diminish the field of eligible candidates as well as increase the costs of acquisition.

WE MAY CONFRONT GREATER THAN EXPECTED ACQUISITION COSTS.

         We will only consider acquisition targets that have probable or proven reserves as set forth in the Securities Act Industry Guide number 7. This may increase the cost of entry into the industry. Our capital base from our private placement and this public offering may be insufficient to cover the costs of acquisition plus start-up until the revenue base from mining operations commences. We may need to seek additional sources of funding or methods of financing and at terms that are not favorable to the company.

WE MAY EXPERIENCE PROBLEMS WITH FOREIGN GOVERNMENTS IN TRANSFERRING LEASE RIGHTS OR OBTAINING LICENSING OR PERMITS FOR THE COMPANY.

         While the consulting company we engaged in Ghana has assured us that we will have limited or no trouble transferring the necessary licensing, rights and permits to our company, we have no guarantee of such success. We may ultimately need to expend additional monies beyond those budgeted for that purpose. This will delay our progress in commencing operations and impinge on our working capital.

PURCHASING A MINE THAT HAS PROVEN OR PROBABLE RESERVES IS NOT A GUARANTOR OF THE MINERAL CONTENT WITHIN SUCH MINE.

         We have instructed the consulting company in Ghana to assist in identifying an acquisition target that has Proven or Probable reserves as set forth in the Securities Act Industry Guide number 7 for registrants engaged in mining operations. However, we have no assurance that the consulting company will be able to identify an acquisition candidate that meets our criteria or, if successful, the mine will actually yield measurable results.

              YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419

DEPOSIT OF OFFERING PROCEEDS AND SECURITIES

         Rule 419 requires that offering proceeds, after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, and the securities purchased by you and other investors in this offering, be deposited into an escrow or trust account governed by an agreement which contains certain terms and provisions specified by Rule 419. Under Rule 419, the funds will be released to us and the securities will be released to you only after we have met the following three basic conditions:

         o First, we must execute an agreement for an acquisition of a business or asset that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances, if any.

         o Second, we must file a post-effective amendment to the registration statement which includes the results of this offering including, but not limited to, the gross offering proceeds raised to date, the amounts paid for underwriting commissions, underwriting expenses and dealer allowances, if any, amounts disbursed to us and amounts remaining in the escrow account. In addition, we must disclose the specific amount, use and appropriation of funds dispersed to us to date, including, payments to officers, directors, controlling shareholders or affiliates, specifying the amounts and purposes of these payments, and the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate and business, including audited financial statements.

         o Third, we will mail to each investor within five business days of a post-effective amendment, a copy of the prospectus together with all amendments.

         After we submit a signed representation to the escrow agent that the requirements of Rule 419 have been met and, after the acquisition is closed, the escrow agent can release the funds and securities.

         Accordingly, we have entered into an escrow agreement with Jersey Transfer & Trust Company, 201 Bloomfield Avenue, Verona, New Jersey 07044, which provides that the proceeds are to be deposited into the escrow account maintained by the escrow agent promptly upon receipt. While Rule 419 permits 10% of the funds to be released to us prior to the reconfirmation offering, we do not intend to release these funds. The funds and any dividends or interest thereon, if any, are to be held for the sole benefit of the investors and can only be invested in bank deposit, money market mutual funds or federal government securities or securities for which the principal or interest is guaranteed by the federal government.

Prescribed Acquisition Criteria

         Rule 419 requires that, before the funds and the securities can be released, we must first execute an agreement to acquire a candidate meeting certain specified criteria. The agreement must provide for the acquisition of a business or assets for which the fair value of the business represents at least 80% of the maximum offering proceeds. The agreement must include, as a precondition to its closing, a requirement that the number of investors representing 80% of the maximum offering proceeds must elect to reconfirm their investment. For purposes of the offering, the fair value of the business or assets to be acquired must be at least $2,240,000 (80% of $2,800,000).

Post-Effective Amendment

         Once the agreement governing the acquisition of a business meeting the required criteria has been executed, Rule 419 requires us to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidate and their business, including audited financial statements, the results of this offering and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the funds and securities can be released from escrow.

Reconfirmation Offering

         The reconfirmation offer must commence after the effective date of the post-effective amendment. Under Rule 419, the terms of the reconfirmation offer must include the following conditions:

o The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within 5 business days after the effective date of the post-effective amendment.

     o Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor.

     o If we do not receive written notification from any investor within 45 business days following the effective date, the proportionate portion of the funds and any related interest or dividends held in the escrow account on such investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.

     o The acquisition will be closed only if a minimum number of investors representing 80% of the maximum offering proceeds equaling $2,240,000 elect to reconfirm their investment.

     o If a closed acquisition has not occurred by __________ ___, 2005 (12 months from the effective date of this initial prospectus), the funds held in the escrow account shall be returned to all investors on a proportionate basis within 5 business days by first class mail or other equally prompt means.

Release of Securities and Funds

         The funds will be released to us, and the securities will be released to you, only after:

     o The escrow agent has received a signed representation from us and any other evidence acceptable by the escrow agent that:

          o We have executed an agreement for the acquisition of an acquisition candidate for which the fair market value of the business represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment.

          o    The post-effective amendment has been declared effective.

          o We have satisfied all of the prescribed conditions of the reconfirmation offer.

          o The closing of the acquisition of the business with a fair value of at least 80% of the maximum proceeds.


                                 USE OF PROCEEDS

         The gross proceeds of this offering will be at least $400,000 and at most $2,800,000. While Rule 419, prior to the reconfirmation of the offering permits 10% of the funds ($40,000 -- $280,000) to be released from escrow to us, we do not intend to request release of these funds. This offering is contingent on our officers and directors selling a minimum of 400,000 shares within 180 days of the date of this prospectus. The Company, in its sole discretion, may extend the offer for an additional 90 days to reach that goal. If subscriptions exceed the amount being offered, these excess subscriptions will be promptly refunded without deductions for commissions or expenses. Accordingly, we will receive these funds in the event a business combination is closed in accordance with Rule 419.

         Under Rule 419, after the reconfirmation offering and the closing of the business combination, and assuming the successful completion of this offering, at least $400,000 and up to $2,800,000, plus any dividends received, but less any amount returned to investors who did not reconfirm their investment under Rule 419, will be released to us.

                                                    Amount          Percent

     Offering Expenses(1)                            $75,000          2.68%
     Other acquisition costs (2)                  $1,500,000         53.57%
     Working Capital(3)                           $1,225,000         43.75%

     Total(4)                                     $2,800,000           100%

(1) Offering costs include filing, printing, legal, accounting, transfer agent and escrow agent fees. The offering expenses will be paid from the proceeds of the offering.

(2) We will need to purchase mining equipment upon our successful completion of an acquisition. We anticipate an allocation of funds for this purpose.

(3) The proceeds for working capital will be devoted to the acquisition and any remaining balance will be used for operating expenses.

(4) All offering proceeds will be held in escrow pending a business combination. We will not request a release of 10% of these funds under Rule 419.

         The proceeds received in this offering will be put into the escrow account pending closing of a business combination and reconfirmation. Such funds will be in an insured depository institution account in either a certificate of deposit, interest bearing savings account or in short term government securities as placed by Jersey Transfer & Trust Company as escrow agent.


                         DETERMINATION OF OFFERING PRICE

         The offering price is not based on the Company's net worth, total asset value, or any other objective measure of value based upon accounting measurements. The offering price was determined by the Company and is based upon the amount of funds needed by the Company to start-up the business, and the number of shares that the initial stockholders were willing to sell.


                                    DILUTION

         The difference between the initial public offering price per share of common stock and the net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of shares of common stock outstanding.

         As of March 31, 2004, our net tangible book value was $19,770 or $0.09 per share of common stock. Net tangible book value represents the amount of our total assets, less any intangible assets and total liabilities. After giving effect to the sale of the 2,800,000 shares of common stock offered through this prospectus (at an initial public offering price of $1.00 per share), and after deducting estimated expenses of the offering, our adjusted pro forma net tangible book value as of March 31, 2004, would have been $2,744,770 or $0.91 per share. This represents an immediate increase in net tangible book value of $0.82 per share to existing shareholders and an immediate dilution of ($0.09) per share to investors in this offering. The following table illustrates this per share dilution:

Public offering price per share                                       $1.00
Net tangible book value per share before offering                     $19,770
Pro-forma net tangible book value per share after offering            $2,744,770
Increase per share attributable to new investors                      $0.82
Pro-forma dilution per share to new investors                         ($0.09)

        Number of Shares Before                 Money Received For Shares                   Net Tangible Book Value Per
               Offering                              Before Offering                           Share Before Offering
               --------                              ---------------                           ---------------------
                210,000                                  $52,500                                       $0.09


      Total Number of Shares After                Total Amount Of Money
               Offering*                           Received For Shares
               ---------                           -------------------
               3,010,000                               $2,852,500

                                                                                                      Pro-Forma
 Pro-Forma Net Tangible Book Value Per          Net Tangible Book Value Per                Increase Per Share Attributed To
         Share After Offering                      Share Before Offering                        Shares Offered Hereby
         --------------------                      ---------------------                        ---------------------
                 $0.91                                    $0.09
                                                                                                       $0.82

       Public Offering Price Per            Pro-Forma Net Tangible Book Value Per            Pro-Forma Dilution to Public
                 Share                             Share After Offering                            (Your Dilution)
                 -----                             --------------------                            ---------------
                 $1.00                                    $0.91                                       ($0.09)

* Used to reflect full dilution to new shareholders upon immediate completion of this offering.

         As of the date of this prospectus, the following table sets forth the percentage of equity to be purchased by investors in this offering compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the investors in this offering as compared to the total consideration paid by our present stockholders.


--------------------------------------------------------------------------------
                                            Percentage of                Total
                        Shares Purchased           Equity        Consideration
--------------------------------------------------------------------------------
New Investors              2,800,000                93%             $2,800,000
--------------------------------------------------------------------------------
Existing shareholders      210,000                   7%                $52,500
--------------------------------------------------------------------------------


                            SELLING SECURITY HOLDERS

         The following table sets forth (i) the number of outstanding shares beneficially owned by the selling stockholders prior to the offering; (ii) the aggregate number of shares offered by each such stockholder pursuant to this prospectus; and (iii) the amount and the percentage of the class to be owned by such security holder after the offering is complete.

------------------------------------------------------------------------------------------------------------------
                                                                                                   PERCENTAGE OF
                                  NUMBER OF SHARES                        NUMBER OF SHARES         BENEFICIALLY
NAME OF BENEFICIAL OWNER OF     BENEFICIALLY OWNED       NUMBER OF       BENEFICIALLY OWNED       OWNED AFTER THE
COMMON STOCK OFFERED *          BEFORE THE OFFERING   SHARES OFFERED     AFTER THE OFFERING           OFFERING
------------------------------------------------------------------------------------------------------------------
Kenneth Holloway                      10,000                   0               10,000                     0**
------------------------------------------------------------------------------------------------------------------
Jerry Stefaniuk                      100,000             100,000                 0                        0
------------------------------------------------------------------------------------------------------------------
Darrell Sullivan                     100,000             100,000                 0                        0
------------------------------------------------------------------------------------------------------------------
Total                                210,000             210,000               10,000                     0
------------------------------------------------------------------------------------------------------------------

* All stockholders' addresses are care of International Commerce Development Corp. 33 Easton Avenue, Waterbury, Connecticut 06704.
**   Less than one percent (1%).

         The selling stockholders are offering up to a total of 210,000 shares of common stock. We issued 200,000 of the shares of common stock offered herein and covered by this prospectus to the selling stockholders in a private placement pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended. We issued 10,000 shares to Mr. Holloway pursuant to Section 4(2) of the Securities Act.

         We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders may not sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, only Mr. Holloway will continue to own the shares covered by this prospectus.

                              PLAN OF DISTRIBUTION

         We offer the right to subscribe for at least 400,000 and up to 2,800,000 shares at $1.00 per share. If we do not receive subscriptions for the minimum number of shares within 180 days of this prospectus, or up to an additional 90 days at our sole election, we will return your investments. No compensation is to be paid to any person for the offer and sale of the shares.

         Our officers and directors will distribute prospectuses related to this offering. We estimate approximately 200 to 300 prospectuses shall be distributed in such a manner.

         The offering shall be conducted by our president and director, Kenneth
V. Holloway, our chief financial officer and director, Kwabena Mensah and our director, Amponsah Tawiah. Although they are associated persons of us as that term is defined in Rule 3a4-1 under the Exchange Act, they are deemed not to be a broker for the following reasons:

         o They are not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of their participation in the sale of our securities.

         o They will not be compensated for their participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

         o They are not an associated person of a broker or dealers at the time of their participation in the sale of our securities.

         o   They will restrict their participation to the following activities:

             1. Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by them of a potential purchaser;

             2. Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

             3. Performing ministerial and clerical work involved in effecting any transaction.

         As of the date of this prospectus, no broker has been retained by us for the sale of securities being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

         Neither we nor anyone acting on our behalf including our shareholders, officers, director, promoters, affiliates or associates will approach a market maker or take any steps to request or encourage a market in these securities either prior or subsequent to an acquisition of any business opportunity. There have been no preliminary discussions or understandings between us or anyone acting on our behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for our securities, nor do we have any plans to engage in such discussions. We do not intend to use consultants to obtain market makers. No member of management, promoter or anyone acting at their direction will recommend, encourage or advise you to open brokerage accounts with any broker-dealer that is obtained to make a market in the shares subsequent to the acquisition of any business opportunity. Investors in this offering shall make their own decisions regarding whether to hold or sell their shares. We shall not exercise any influence over your decisions.

Arbitrary Determination of Offering Price

         The initial offering price of $1.00 per share has been arbitrarily determined by us, and bears no relationship whatsoever to our assets, earnings, book value or any other objective standard of value.

Possible Lack of Market for Your Shares

         Under Rule 419, all securities purchased in an offering by a blank check company, as well as securities issued for an offering to underwriters, promoters or others as compensation or otherwise, must be placed in the Rule 419 escrow account. These securities will not be released from escrow until the closing of a merger or acquisition as provided for in Rule 419. There is no present market for our common stock of us and there may not be any active and liquid public trading market developing following the release of securities from the Rule 419 account. Thus, shareholders may find it difficult to sell their shares. To date, neither we nor anyone acting on our behalf has taken any affirmative steps to request or encourage any broker dealer to act as a market maker for our common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between us or anyone acting on our behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for our common stock. Our present management has no intention of seeking a market maker for our common stock at any time prior to the reconfirmation offer to be conducted prior to the closing of a business combination. Our officers after the closing of a business combination may employ consultants or advisors to obtain such market makers. Management expects that discussions in this area will ultimately be initiated by the management in control of the entity after a business combination is reconfirmed by the stockholders.

Method of Subscribing

         Persons may subscribe by filling in and signing the subscription agreement and delivering it, prior to the expiration date, to us. The subscription price of $1.00 per share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to the order of "Jersey Transfer and Trust Co., Escrow Agent". You may not pay in cash.

Selling Stockholders

The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders. This prospectus also covers sales by permitted transferees of the selling stockholders. A permitted transferee is a family member who has acquired the shares of common stock from a selling stockholder through a gift or domestic relations order and without paying value for the shares. A family member includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or a selling stockholder) control the management of assets, and any other entity in which these persons (or a selling stockholder) own more than fifty percent of the voting interests. The term "selling stockholder" hereafter includes permitted transferees.

         The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholders may sell their shares by one or more of, or a combination of, the following methods:

         o purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
         o ordinary brokerage transactions and transactions in which the broker solicits purchasers;
         o block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
         o an over-the-counter distribution in accordance with the rules of the Nasdaq National Market;
         o   in privately negotiated transactions; and
         o   in options transactions.

         In addition, any shares that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

         To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

         In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.

         In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

         In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

         At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth:

         o   the number of shares being offered;
         o the terms of the offering, including the name of any underwriter, dealer or agent;
         o   the purchase price paid by any underwriter;
         o   any discount, commission and other item constituting compensation;
         o any discount, commission or concession allowed or paid to any dealer; and
         o   the proposed selling price to the public.

                                LEGAL PROCEEDINGS

         We not a party to or aware of any pending or threatened lawsuits or other legal actions.


                    DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
                               AND CONTROL PERSONS

         The following table and subsequent discussion sets forth information about our directors and executive officers, who will serve in the same capacity with us upon completion of the offering.

Name                                 Age                Title
----                                 ---                -----

Kenneth V. Holloway                  50                 President, Secretary
                                                        and Director
Kwabena Mensah                       35                 Chief Financial Officer
                                                        and Director
Amponsah Tawiah                      44                 Director


         KENNETH V. HOLLOWAY serves as our president, secretary and a member of the board of directors since inception in October 2003. Mr. Holloway's responsibilities will include management of our operations as well as our administrative and financial activities. Mr. Holloway has been the Senior Vice President of Operations and Collections for National Recovery Service, Waterbury, Connecticut, since 1994. From 1973 through his current position, he has held collection positions with GMAC, Citytrust Bank, Affiliated Collection Bureau, Kay Jewelers and American Adjustment Bureau. Prior to that, he was an elementary school teacher in Chicago, Illinois. Mr. Holloway received his B.S. in Elementary Education from Loyola University in 1970, and his Certificate of Management in Credit Collections from Sacred Heart University in 1978.

         KWABENA MENSAH has been our chief financial officer and a director since December, 2003. Mr. Mensah currently serves as a project manager for Canadian Mineral Exploration Consultants, and he is a managing consultant, director and partner of KAM Associates Limited, Ghana, where he is engaged in project appraisal and management, mineral exploration programs, community relations and strategic and marketing management. He has extensive experience as a geologist specializing in field exploration projects for gold for various firms including Johannesburg Consolidated investments (GH) Limited, Ghana, JCI
(GH) Limited, Ghana, and Ashanti Goldfields Limited. Mr. Mensah holds a BSc. in Geology 1993 and an MBA in Finance 2001 from the University of Ghana.

         AMPONSAH TAWIAH has been a member of the board of directors since December , 2003. He currently serves as the Director of Monitoring & Evaluation for the Minerals Commission of Ghana, where he advises the Chief Executive on all technical, development and other pertinent matters affecting existing and prospective mining companies in the country. He was previously the principal mining engineer and managed US$ 13.7 million World Bank Credit and US$ 5.0 million Nordic Development Fund credit for the mining sector of Ghana. He began his career at Ashanti Goldfields (GH) Ltd. He holds a BSc. in Mining Engineering 1984 and a postgraduate diploma in Mine Management and Mineral Economics 1985 from Kwame Nkrumah University of Science and Technology. He also holds an MSc. in Mineral Economics from the University of Zambia 1988.

         Our directors will hold office until the next annual meeting of shareholders and the election of their successors. Our directors receive no compensation for serving on the board other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board and serve at their discretion.

Blank Check Companies

         Neither Mr. Holloway nor any other directors, or officers have served in any capacity for any blank check offering in the past.

Management Control

         Management does not plan to divest themselves of ownership and control of us prior to or after the closing of an acquisition or merger transaction. This policy is based on an unwritten agreement among management. Management is not aware of any circumstances under which such policy through their own initiative may be changed.


               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

         The following table sets forth information about our current shareholders. The persons named below have sole voting and investment power with respect to the shares. The numbers in the table reflect shares of common stock held as of the date of this prospectus. The numbers in this table assume 3,010,000 shares of common stock outstanding following the offering:

                          Before offering   After offering   Before offering         After offering
                          ---------------   --------------   ---------------         --------------
Kenneth V. Holloway                10,000           10,000              4.8%               0%*
Kwabena Mensah                          0                0                0%               0%
Amponsah Tawiah                         0                0                0%               0%
Jerry Stefaniuk                   100,000                0             47.6%               0%
Darrell P. Sullivan               100,000                0             47.6%               0%

All directors and                  10,000           10,000              4.8%               0%*
officers as a group
(3) persons

*    Less than one percent (1%).
** The address for all officers, directors and beneficial owners is care of the Company at 33 Easton Avenue, Waterbury, CT 06704.

         Messrs. Holloway, Mensah and Tawiah may be deemed our promoters, as that term is defined under the Securities Act.

                            DESCRIPTION OF SECURITIES

         The securities being offered are shares of common stock. Our Articles of Incorporation authorize the issuance of 50,000,000 shares of common stock with a par value of $.001.

         All significant provisions of our capital stock are summarized in this prospectus. However, the following description is not complete and is governed by applicable Delaware law and our articles of incorporation and bylaws. We have filed copies of these documents as exhibits to the registration statement related to this prospectus.

Common Stock

You have voting rights for your shares.

         You and all other common stockholders may cast one vote for each share held of record on all matters submitted to a vote. You have no cumulative voting rights in the election of directors.

You have dividend rights for your shares.

         You and all other common stockholders are entitled to receive dividends and other distributions when declared by our board of director out of the assets and funds available, based upon your percentage ownership of us. Delaware law prohibits the payment of any dividends where, after payment of the dividend, we would be unable to pay our debts as they come due in the usual course of business or our total assets would be less than the sum of our total liabilities plus any amounts the law requires to be set aside. We will not pay dividends. You should not expect to receive any dividends on shares in the near future, even after a merger. This investment is inappropriate for you if you need dividend income from an investment in shares.

You have rights if we go out of business.

         If we go out of business, you and all other common stockholders will be entitled to share in the distribution of assets remaining after payment of all money we owe to others and any priority payment required to be made to our preferred stockholders. Our directors, at their discretion, may borrow funds without your prior approval, which potentially further reduces the amount you would receive if we go out of business.

You have no right to acquire shares of stock based upon your percentage ownership of our shares when we sell more shares of our stock to other people.

         We do not provide our stockholders with preemptive rights to subscribe for or to purchase any additional shares offered by us in the future. The absence of these rights could, upon our sale of additional shares of common or preferred stock, result in a decrease in the percentage ownership that you hold or percentage of total votes you may cast.

Preferred Stock

         Our board of directors can issue preferred stock at any time with any legally permitted rights and preferences without your approval.

         Our board of directors, without your approval, is authorized to issue preferred stock. They can issue different classes of preferred stock, with some or all of the following rights or any other legal rights they think are appropriate, such as:

         o   Voting
         o   Dividend
         o   Required or optional repurchase by us
         o   Conversion into common stock, with or without additional payment
         o Payments preferred stockholders will receive before common stockholders if we go out of business

         The issuance of preferred stock could provide us with flexibility for possible acquisitions and other corporate purposes, but it also could render your vote meaningless because preferred stockholders could own shares with a majority of the votes required on any issue. Someone interested in buying our company may not follow through with their plans because they could find it more difficult to acquire, or be discouraged from acquiring, a majority of our outstanding stock because we issue preferred stock.

Shares Eligible for Future Sale

         Of the shares outstanding after the offering, the 2,800,000 shares sold in this offering will have been registered with the SEC and can be freely resold, except if they are acquired by our directors, executive officers or other persons or entities that they control or who control them. Our directors, executive officers, and persons or entities that they control or who control them will not be able to sell shares of stock unless they are registered. The remaining 210,000 outstanding shares have been registered in this offering and may be sold in compliance with Rule 144.

         Generally, Rule 144 provides that directors, executive officers, and persons or entities that they control or who control them may sell shares of common stock in any three-month period in a limited amount. However, the SEC has taken the position that resales cannot be made pursuant to Rule 144 for blank check companies. Therefore, the 10,000 outstanding shares held by an executive officer and director and his affiliates cannot be sold pursuant to Rule 144, and are registered for resale pursuant to this offering.

Transfer Agent and Registrar

         Jersey Transfer and Trust, 201 Bloomfield Avenue, Verona, New Jersey 07044 has been engaged as the transfer agent and registrar for our stock.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

         Our financial statements as of the period ended March 31, 2004, included in this prospectus and in the registration statement, have been so included in reliance upon the report of Weinick Sanders Leventhal & Co., LLP, 1375 Broadway, New York, New York 10018, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

         The validity of the shares offered under this prospectus is being passed upon for us by Shustak Jalil & Heller, 400 Park Avenue, New York, New York 10022.

         We have engaged Jersey Transfer & Trust Company, 201 Bloomfield Avenue, Verona, New Jersey 07044 to act as our transfer agent and escrow agent .


            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the Registrant under its Certificate of Incorporation or provisions of Delaware law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                       ORGANIZATION WITHIN LAST FIVE YEARS

         There were no transactions since inception between the company and any of our officers, directors or promoters.


                             DESCRIPTION OF BUSINESS

History and Organization

         We were organized under the laws of the State of Delaware on October 30, 2003. Since inception, our primary activity has been directed to organizational efforts and obtaining initial financing. We were formed as a vehicle to pursue a business combination to acquire a mine with mining rights. To date, we have engaged Appankran Mining Consultants Ltd, a limited liability company registered under the laws of the Republic of Ghana ("Appankran"), to assist Kenneth Holloway in locating an acquisition candidate. Appankran is in the business of offering expertise in the mining industry and is based in Ghana which is the area we have selected for identifying potential acquisition targets. We have neither conducted negotiations concerning nor entered into a letter of intent concerning any potential acquisition candidate. In addition, Mr. Holloway will confer with business associates and acquaintances and search the New York Times, the Wall Street Journal, other business publications and consult with finders in Ghana for acquisition candidates.

         Our initial public offering will comprise 2,800,000 shares of common stock at a purchase price of $1.00 per share.

         We are filing this registration statement in order to initiate a public offering for our securities.

Operations

         We were organized for the purposes of creating a corporate vehicle to seek, investigate and, if such investigation warrants, engage in business combinations presented to us by persons or firms who or which desire to employ our funds in their business or who seek the perceived advantages of a publicly-held corporation. Our principal business objective will be to seek long-term growth potential in a business combination in the mining industry rather than to pursue immediate, short-term earnings.

         We do not currently engage in any business activities that provide any cash flow. Persons purchasing shares in this offering and other shareholders will most likely not have the opportunity to participate in the decision making process for selecting potential combination candidates. Our proposed business is sometimes referred to as a "blank check" company because you will entrust your investment monies to our management before they have a chance to analyze any ultimate use to which this money may be put. Although substantially all of the funds of this offering are intended to be utilized generally to close a business combination, such proceeds are not otherwise being designated for any specific purposes. Under Rule 419, as a prospective investor you will have an opportunity to evaluate the specific merits or risks of only the business combination that management decides to enter into. Cost overruns may be borne by management.

      We may seek a business combination in the mining industry in the form of entities that:

         o   Have actively operating mines with transferable mining rights
         o   Are established businesses which may be experiencing financial or operating difficulties and are in need of additional capital
         o   Have met the SEC guidelines for Proven or Probable reserves as set forth in the Securities Act Industry Guide number 7.

         A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for our shares, while avoiding what they may deem to be adverse consequences of undertaking a public offering itself, such as:

         o   Time delays
         o   Significant expense
         o   Loss of voting control
         o   Compliance with various federal and state securities laws

         We will not acquire a candidate unless the fair value of the acquisition candidate represents 80% of the maximum offering proceeds. To determine the fair market value of an acquisition candidate, our management will examine the audited financial statements, including balance sheets and statements of cash flow and stockholders' equity, focusing attention on assets, liabilities, sales and net worth. If we determine that the financial statements of a proposed acquisition candidate do not clearly indicate that the fair market value test has been satisfied, we will obtain an opinion from an investment banking firm which is a member of National Association of Securities Dealers, Inc. to the satisfaction of such criteria.

         We will only consider combination candidates that we can gain or share control over. Upon closing of a business combination, there will not be a change in control that results in the resignation of our present officers and directors.

         Our officers or directors have had no preliminary contact or discussions with any representative of any other entity regarding a business combination. Accordingly, any acquisition candidate that is selected may be a financially unstable company or an entity in an early stage of development or growth, including entities without established records of sales or earnings. Accordingly, we may become subjected to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in the mining industry which is an industry characterized by a high level of risk. Although management will endeavor to evaluate the risks inherent in an acquisition candidate, there can be no assurance that we will properly ascertain or assess all significant risks.

         We anticipate that the selection of a business combination will be complex and extremely risky. Management believes that there are numerous firms seeking even the limited additional capital which we will have and/or the benefit of a publicly traded corporation because of:

         o   General economic conditions.
         o   Shortages of available capital.

Such perceived benefit of a publicly traded corporation may include:

         o Facilitating or improving the terms on which additional equity financing may be sought.
         o   Providing liquidity for the principals of a business.
         o Creating a means for providing incentive stock options or similar benefit to key employees.
         o Providing liquidity, subject to restrictions of applicable statutes, for all shareholders.

Evaluation of Business Combinations

         The analysis of business combinations will be undertaken by us under the supervision of our officers and directors. Kwabena Mensah and Amponsah Tawiah have prior expertise in mining exploration and he will coordinate the identification and selection of an acquisition candidate together with our consultants in Ghana, Appankran Mining Consultants Ltd., under the supervision of and in consultation with Messrs. Holloway, Mensah and Tawiah. Appankran will provide assistance in several pivotal areas:

         o consult on the acquisition of a gold mine within the Republic of Ghana;
         o serve as a liason to the government of Ghana in connection with securing the necessary permits and licensing;
         o   coordinate and secure staffing for the mining operation; and

         o select, hire and advise a geological firm if needed for field and analytical work on the proposed concession site.

         Because we will be subject to Section 13 or 15(d) of the Exchange Act, we will be required to furnish certain information about significant acquisitions, including audited financial statements for the business acquired, covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. In the event our obligation to file periodic reports is suspended under Section 15(d), we intend on voluntarily filing such reports.

         Any business combination will present certain risks. Many of these risks cannot be adequately identified prior to selection, and you must, therefore, depend on the ability of management to identify and evaluate such risks. In the case of some of the potential combinations available to us, it is possible that the promoters of an acquisition candidate have been unable to develop a going concern or that such business is in its development stage in that it has not generated significant revenues from its principal business activity prior to our merger or acquisition. There is a risk, even after the closing of a business combination and the related expenditure of our funds, that the combined enterprises will still be unable to become a going concern or advance beyond the development stage. Such risks will be assumed by us and, therefore, our shareholders.

Business Combinations

         In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may also purchase stock or assets of an existing business. The manner of the business combination will depend on:

         o   The nature of the acquisition candidate
         o   The respective needs and desires of us and other parties
         o   The management of the acquisition candidate opportunity
         o   The relative negotiating strength of us and such other management

         You should note that any merger or acquisition closed by us can be expected to have a significant dilutive effect on our current shareholders and purchasers in this offering. On the closing of a business combination, the acquisition candidate will have significantly more assets than us; therefore, management plans to offer a controlling interest in us to the acquisition candidate. While the actual terms of a transaction to which we may be a party cannot be predicted, we may expect that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called tax-free reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code of 1954. In order to obtain tax-free treatment under the code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, our shareholders, including investors in this offering, would retain less than 20% of the issued and outstanding shares of the surviving entity, which would be likely to result in significant dilution in the equity of such shareholders. Management may choose to comply with these provisions.

         Management will not actively negotiate or otherwise consent to the purchase of any portion of their common stock as a condition to or for a proposed business combination unless such a purchase is requested by an acquisition candidate as a condition to a merger or acquisition. Our officers and directors have agreed to comply with this provision. Management is unaware of any circumstances under which such policy through their own initiative may be changed.

         We anticipate that any securities issued in a reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of this transaction, we may agree to register such securities either at the time the transaction is closed, under certain conditions, or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in our common stock may have a depressive effect on such market.

         If at any time prior to the completion of this offering we enter negotiations with a possible merger candidate and such a transaction becomes probable, then this offering will be suspended so that an amendment can be filed which will include financial statements (including balance sheets and statements of cash flow and stockholders' equity) of the proposed target.

         We will not enter into a business combination with any company, which is in any way wholly or partially beneficially owned by any officer, director, promoter or affiliate or associate of us. Our officers and directors have not approached and have not been approached by any person or entity with regard to any proposed business ventures to us. We will evaluate all possible business combinations brought to us.

Targeted Business Combination in the Mining Industry

         We have targeted the mining industry for our acquisition which will become the business entity within the corporation. Today's present economic environment with growing trade deficits, a sagging dollar, inflation and terrorism, lends itself to a positive exposure towards investments in gold. Gold has languished in the area of $300 an ounce for many years and has not seen the high prices of 15 years ago when it was $850 an ounce. At present gold is trading near $400 an ounce. Gold is a scarce commodity, which should retain its value. The falling US dollar also strengthens the prospect for gold. Other circumstances in the current world markets that strengthen the prospects for gold include: gold supplies, geopolitical uncertainties, still low or negative inflation adjusted interest rates, financial market volatility, suspicions China will convert more of its rising foreign-exchange reserves to gold, and mining industry consolidation.

         Our management believes all of these factors point to a profitable environment for the gold industry. Gold exploration and mining has picked up its pace. There are currently many opportunities that lie in countries outside of the US, which lend themselves to lucrative milling concessions and ultimately gold mining. Ghana has been the focus of several publicly traded US companies and is ranked second in the world for mining investment. The government of Ghana grants permits and licenses for mining concessions throughout the country and receives back royalties of between 3% to 12% once the mining operation has begun. Due to the fact that poverty is a critical factor in the country of Ghana, management believes that there will be an ability to purchase mining concessions for some combination of debt, equity and cash.

         We are actively looking for mining concession acquisitions within Ghana, specifically within the Ashanti region of Ghana. The Ashanti region is also the area of the recent merger between Anglo Gold Lit, a New York Stock Exchange Company, and Ashanti Goldfields, Co. Anglo Gold Lit is now the biggest gold mining concern in the world. Newmont Mining, a Denver based gold mining corporation currently ranked number two in the world, also has a presence in the Ashanti region of Ghana and has recently declared a find of over 5,000,000 ounces in proven reserves in the region. Due to the large presence of the world's major gold mining corporations there is also the possibility that major consolidations including smaller mining concessions will take place in Ghana. This notion also is a major contributing factor in management's decision to focus their attention on Ghana. The large US-based corporations are consolidating worldwide, as well as in this region. There will be niche opportunities for smaller mining concerns that explore and locate gold reserves that can increase the amount of reserves for the larger mining companies. Our management believes that they will be successful in locating, purchasing and funding a mining operation in the Ashanti region of Ghana that will yield a profitable, revenue-based operation.

         There are two types of mining concessions that we will target in its acquisition mode. Those concessions that have proven reserves and those concessions that have probable reserves but show exceptional promise for large amounts of gold ore. While both proven and probable reserves are desirable, it is the intent of management to focus primarily on proven reserves for its initial acquisition. Stated mineral resources provide the guidelines for proven gold reserves and are the equivalent to mineralized material as defined by the US Securities and Exchange Commission. We are committed to be bound by the Proven and Probable reserves criteria as defined by the SEC to govern our acquisition criteria. In other words we limit our focus on acquisitions that meet the strict guidelines set up by the SEC defining proven and probable reserves. Consequently, we will only consider those mining concessions that have utilized extensive drilling in order to determine gold ore abundance and are within the category of "Proven reserves".

         Our management will actively search for potential acquisition candidates through Appankran Mining Consultants Ltd. Appankran will shepherd us through the process from identifying potential target mine, through the license and permit requirements, to selection of a workforce and any other necessary experts to complete the acquisition of a mine and commence operations. We may also decide to advertise our intention to acquire a company in the mining industry in the form of ads in legal or other publications. The cost of such advertising will be paid by management.

         Due to the extreme poverty that engulfs most of Ghana, management believes that it will acquire a mining concession that can be structured as a joint venture There are certainly opportunities that exist which allow for entities with financial backing to provide the capital to extend the mining concession into the mining stage. We are seeking a joint venture with a Ghana partner who owns the government lease on the mining concession and has all the appropriate permits and licensing. There are opportunities for profitable mining operations that lack capital to extract the gold ore from the ground. With working capital gained from this offering, we can target opportunities that will have minimal up front acquisition costs. It is our objective to utilize staggered payments into the future for our entry into the mining industry. The planned acquisition will provide a revenue base from the future extraction and sale of gold ore. We will need to raise the appropriate capital necessary from private placement and this registration to fund the mining operation.

         Our board of directors has discussed and plans on implementing an employee stock incentive program. We desire to spread goodwill in the area and to the citizens of Ghana. Management believes that there will be a need for a large workforce and one that is also loyal. An employee stock incentive plan will offer the opportunity to implement this strategy. We plan to offer to each resident of the area between 25 and 50 shares of the Company stock us an incentive together with payroll to work for the company at the proposed mining operation. Our plan would involve issuing shares pursuant to Rule 144 of the Securities Act of 1933, as amended. The stock would become vested once the employee has served six months of employment for us. This would spread goodwill and offer lucrative incentive to potential employees. It is a priority for us to retain employees and offering a positive work environment through this incentive program.

         Management will also contemplate implementing a similar stock option or profit sharing plan for valuable employees once the operation has commenced.


           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         We are a development stage entity, and have neither engaged in any operations nor generated any revenues to date. Our expenses to date totaling $12,730 have been funded by the sale of the founder's shares and the private placement.

         In November 2003 we commenced an offering of 200,000 shares pursuant to Regulation D, Rule 506 under the Securities Act of 1933, as amended. We raised a total of $50,000 through private offerings to accredited investors as that term is defined in Regulation D, Rule 501 under the Securities Act.

         In February 2004 we sold 10,000 shares to Kenneth Holloway for proceeds of $2,500 pursuant to Section 4(2) of the Securities Act of 1933, as amended.

         We anticipate having sufficient funds to satisfy our cash requirements and do not expect to have to raise additional funds during the entire Rule 419 escrow period of up to 12 months from the date of this prospectus. This is primarily because we anticipate incurring no significant expenditures. Before the conclusion of this offering, we anticipate our expenses to be limited to accounting fees, legal fees, telephone, mailing, and filing fees.

         At this time we believe that the funds from our private offering plus funds provided by management will be sufficient for funding our operations until we find an acquisition and therefore do not expect to issue any additional securities before the closing of a business combination. However, we may issue additional securities, incur debt or procure other types of financing if needed. We have not entered into any agreements, plans or proposals for such financing and as of present have no plans to do so. We will not use the offering funds as collateral or security for any loan or debt incurred. Further, the offering funds will not be used to pay back any loan or debts incurred by us. If we do require additional financing, this financing may not be available to us, or if available, it may be on terms unacceptable to us.

                             DESCRIPTION OF PROPERTY

         We currently do not have any rent expense. We are presently using the office of Kenneth V. Holloway, 33 Easton Avenue, Waterbury, Connecticut 06704,
(203) 753-9500, at no cost to the Company. Such arrangement is expected to continue after completion of this offering only until a business combination is closed, although there is currently no written agreement between us and Mr. Holloway. We presently own no equipment, and do not intend to own any upon completion of this offering. Mr. Holloway has provided the use of office equipment, including a computer, printer and fax, but he is not charging the Company for such usage and has stated no intention of doing so in the future.

         The present office space is 1500 square feet and is enough space for five employees. There is no anticipated move until after we complete the offering and close a business combination.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         There are no relationships, transactions or proposed transactions to which the Company was or is to be a party, in which any of the officers, directors or beneficial owners of the Company have a direct or indirect material interest.

         A conflict of interest may arise between management's personal financial benefit and management's fiduciary duty to you. Any remedy available under the laws of Delaware, if management's fiduciary duties are compromised, will most likely be prohibitively expensive and time consuming.

         Neither our officer, directors, promoters and or other affiliates of us, have had any preliminary contact or discussions with any representative of any other company or business regarding the possibility of an acquisition or merger with us.

         We have established a policy that prohibits transactions with or payment of anything of value to any present officer, director, promoter or affiliate or associate or any company that is in any way or in any amount beneficially owned by any such officer, director, promoter or affiliate or associate.

         Our directors and officer are or may become, in their individual capacity, an officer, director, controlling shareholder and/or partner of other entities engaged in a variety of businesses.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Prior to the date hereof, there has been no trading market for our common stock. Under the requirements of Rule 15g-8 of the Exchange Act, a trading market will not develop prior to or after the effectiveness of this prospectus or while the common stock under this offering is maintained in escrow. The common stock under this offering will remain in escrow until our closing of a business combination under the requirements of Rule 419. There are currently three holders of our outstanding common stock. The outstanding common stock was sold in reliance upon an exemption from registration contained in Sections 4(2) and Regulation D, Rule 506 of the Securities Act. There can be no assurance that a trading market will develop upon the closing of a business combination and the subsequent release of the common stock and other escrowed shares from escrow. To date, neither we nor anyone acting on our behalf has taken any affirmative steps to retain or encourage any broker dealer to act as a market maker for our common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between us or anyone acting on our behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for our common stock.

         Present management does not anticipate that any such negotiations, discussions or understandings shall take place prior to the execution of an acquisition agreement. Management expects that discussions in this area will ultimately be initiated by the party or parties controlling the entity or assets which we may acquire. Such party or parties may employ consultants or advisors to obtain such market maker, but our management has no intention of doing so at the present time.

         There are no outstanding options or warrants to purchase, or securities convertible into, our common equity. The 210,000 shares of our common stock currently outstanding are restricted securities as that term is defined in the Securities Act. Generally, Rule 144 provides that directors, executive officers, and persons or entities that they control or who control them may sell shares of common stock in any three-month period in a limited amount. However, the SEC has taken the position that resales cannot be made pursuant to Rule 144 for blank check companies. Therefore, the 10,000 outstanding shares held by an executive officer and director and his affiliates cannot be sold pursuant to Rule 144, and are being registered in this offering. The holders of the restricted securities are entitled to certain piggyback registration rights which may only be exercised at our election. The exercise of such rights will enable the holders of the restricted securities to sell their shares prior to such date. We are offering 2,800,000 shares of our common stock at $1.00 per share. Dilution to the investors in this offering shall be approximately ($0.09) per share.

Reports to Stockholders

         We have not previously been required to comply with the reporting requirements of the Exchange Act. We have filed a registration statement with the SEC on Form SB-2 to register the offer and sale of the shares. This prospectus is part of that registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year. Our fiscal year ends on September 30.

         For further information about us and the shares offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits and schedules at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at HTTP://WWW.SEC.GOV. You can also call or write us at any time with any questions you may have. We'd be pleased to speak with you about any aspect of our business and this offering.


                             EXECUTIVE COMPENSATION

         We have not and have no intention to pay, award to or reserve any salary or other compensation to our officers and directors until after we complete the intended business combination. In connection with this offering, we will not pay any of the following types of compensation or other financial benefit to our management, directors or current stockholders:

         o   Consulting Fees
         o   Finders' Fees
         o Sales of insiders' stock positions in whole or in part to the private company, the blank check company and/or principals thereof
         o Any other methods of payments by which management or current shareholders receive funds, stock, other assets or anything of value whether tangible or intangible.

                    INTERNATIONAL COMMERCE DEVELOPMENT CORP.
                          (A Development Stage Company)

                                 MARCH 31, 2004


                                      INDEX
                                      -----

                                                                        PAGE NO.

FINANCIAL STATEMENTS:


    INDEPENDENT AUDITORS' REPORT                                           F-2


    BALANCE SHEET AS AT MARCH 31, 2004                                     F-3


    STATEMENT OF OPERATIONS
        FOR THE PERIOD FROM OCTOBER 30, 2003
        (DATE OF INCEPTION) TO MARCH 31, 2004                              F-4


    STATEMENT OF STOCKHOLDERS' EQUITY
        FOR THE PERIOD FROM OCTOBER 30, 2003
        (DATE OF INCEPTION) TO MARCH 31, 2004                              F-5


    STATEMENT OF CASH FLOWS
        FOR THE PERIOD FROM OCTOBER 30, 2003
        (DATE OF INCEPTION) TO MARCH 31, 2004                              F-6




NOTES TO FINANCIAL STATEMENTS                                             F-7-9

WEINICK
    SANDERS                                            1375 Broadway
LEVENTHAL & CO. LLP                                    NEW YORK, N.Y. 10018-7010
         CERTIFIED PUBLIC ACCOUNTANTS                  212-869-3333
                                                       FAX:  212-764-3060
                                                       WWW.WSLCO.COM


                          INDEPENDENT AUDITORS' REPORT



TO THE BOARD OF DIRECTORS AND STOCKHOLDERS
INTERNATIONAL COMMERCE DEVELOPMENT CORP.
(A DEVELOPMENT STAGE COMPANY)


WE HAVE AUDITED THE ACCOMPANYING BALANCE SHEET OF INTERNATIONAL COMMERCE DEVELOPMENT CORP. (A DEVELOPMENT STAGE COMPANY) AS AT MARCH 31, 2004 AND THE RELATED STATEMENTS OF OPERATIONS, CASH FLOWS AND STOCKHOLDERS' EQUITY FOR THE PERIOD FROM OCTOBER 30, 2003 (DATE OF INCEPTION) TO MARCH 31, 2004. THESE FINANCIAL STATEMENTS ARE THE RESPONSIBILITY OF THE COMPANY'S MANAGEMENT. OUR RESPONSIBILITY IS TO EXPRESS AN OPINION ON THESE FINANCIAL STATEMENTS BASED ON OUR AUDIT.

WE CONDUCTED OUR AUDIT IN ACCORDANCE WITH AUDITING STANDARDS GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA. THOSE STANDARDS REQUIRE THAT WE PLAN AND PERFORM THE AUDIT TO OBTAIN REASONABLE ASSURANCE ABOUT WHETHER THE FINANCIAL STATEMENTS ARE FREE OF MATERIAL MISSTATEMENT. AN AUDIT INCLUDES EXAMINING ON A TEST BASIS, EVIDENCE SUPPORTING THE AMOUNTS AND DISCLOSURES IN THE FINANCIAL STATEMENTS. AN AUDIT ALSO INCLUDES ASSESSING THE ACCOUNTING PRINCIPLES USED AND SIGNIFICANT ESTIMATES MADE BY MANAGEMENT, AS WELL AS EVALUATING THE OVERALL FINANCIAL STATEMENT PRESENTATION. WE BELIEVE THAT OUR AUDIT PROVIDES A REASONABLE BASIS FOR OUR OPINION.

IN OUR OPINION, THE FINANCIAL STATEMENTS REFERRED TO ABOVE PRESENT FAIRLY, IN ALL MATERIAL RESPECTS, THE FINANCIAL POSITION OF INTERNATIONAL COMMERCE DEVELOPMENT CORP. (A DEVELOPMENT STAGE COMPANY) AS AT MARCH 31, 2004 AND THE RESULTS OF ITS OPERATIONS AND ITS CASH FLOWS FOR THE PERIOD FROM OCTOBER 30, 2003 (DATE OF INCEPTION) TO MARCH 31, 2004 IN CONFORMITY WITH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA.




                                         /s/WEINICK SANDERS LEVENTHAL & CO., LLP


NEW YORK, NEW YORK
APRIL 28, 2004

                    INTERNATIONAL COMMERCE DEVELOPMENT CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET

                                 MARCH 31, 2004



                             ASSETS
                             ------
Current assets:
  Cash                                                      $13,937
  Prepaid expenses                                            8,333
                                                            -------

          Total current assets                                           $22,270


Deferred registration costs                                               20,000
                                                                         -------

          Total assets                                                   $42,270
                                                                         =======

              LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accrued expenses                                                       $ 2,500

Stockholders' equity:
  Common stock, $.001 par value, 50,000,000 shares
    authorized, 210,000 shares issued and outstanding         $ 210
  Additional paid-in capital                                 52,290
  Deficit accumulated during the development stage          (12,730)
                                                            -------

          Total stockholders' equity                                      39,770
                                                                         -------

          Total liabilities and stockholders' equity                     $42,270
                                                                         =======

                    INTERNATIONAL COMMERCE DEVELOPMENT CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF OPERATIONS

                      FOR THE PERIOD FROM OCTOBER 30, 2003
                      (DATE OF INCEPTION) TO MARCH 31, 2004



Revenue                                                              $       -

Expenses:
  Accounting fees                                  $ 5,000
  Consulting fees                                    1,667
  Start-up costs                                     5,000
  Office and miscellaneous expenses                  1,063
                                                  --------
Total expenses                                                          12,730
                                                                      --------

Net loss                                                              ($12,730)
                                                                      ========


Per share data:
  Loss per share - basic and diluted                                     ($.26)
                                                                      ========

Weighted average number of
  shares outstanding                                                    49,350
                                                                      ========

                    INTERNATIONAL COMMERCE DEVELOPMENT CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                        STATEMENT OF STOCKHOLDERS' EQUITY

                      FOR THE PERIOD FROM OCTOBER 30, 2003
                      (DATE OF INCEPTION) TO MARCH 31, 2004


                                                                                  Deficit
                                                                                Accumulated
                                         Common Stock           Additional        in the             Total
                                     ---------------------       Pain-in        Development      Stockholders'
                                     Shares          Value       Capital           Stage            Equity
                                     ------          -----       -------           -----            ------
Sale of common stock                 210,000          $210       $52,290         $    -             $52,500
Net loss                                 -             -             -            (12,730)          (12,730)
                                     -------          ----       -------         --------           -------
Balance, March 31, 2004              210,000          $210       $52,290         ($12,730)          $39,770
                                     =======          ====       =======         ========           =======

                    INTERNATIONAL COMMERCE DEVELOPMENT CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOWS

                      FOR THE PERIOD FROM OCTOBER 30, 2003
                      (DATE OF INCEPTION) TO MARCH 31, 2004



Cash flows from operating activities:
  Net loss                                                          ($12,730)
    Increase (decrease) in cash flows as
          a result of changes in asset and
          liability account balances:
      Prepaid expenses                                 ($ 8,333)
      Accrued expenses                                    2,500
                                                        -------
  Total adjustments                                                   (5,833)
                                                                     -------

Net cash used in operating activities                                (18,563)


Cash flows from financing activities:
  Sale of common stock                                   52,500
  Deferred registration costs                           (20,000)
                                                        -------

Net cash provided by financing activities                             32,500
                                                                     -------

Cash at end of period - net increase in cash                         $13,937
                                                                     =======

                    INTERNATIONAL COMMERCE DEVELOPMENT CORP.

                          NOTES TO FINANCIAL STATEMENTS

                                 MARCH 31, 2004




NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

(A) NATURE OF BUSINESS:

         INTERNATIONAL COMMERCE DEVELOPMENT CORP. (THE "COMPANY") WAS INCORPORATED IN THE STATE OF DELAWARE. THE COMPANY INTENDS TO PURSUE ACQUISITION OPPORTUNITIES GLOBALLY IN THE MINING INDUSTRY.

(B) BASIS OF PRESENTATION:


         THE ACCOMPANYING FINANCIAL STATEMENTS HAVE BEEN PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA.

(C) USE OF ESTIMATES:


         THE PREPARATION OF THE FINANCIAL STATEMENTS IN CONFORMITY WITH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA REQUIRES MANAGEMENT TO MAKE ESTIMATES AND ASSUMPTIONS THAT AFFECT CERTAIN REPORTED AMOUNTS AND DISCLOSURES. ACCORDINGLY, ACTUAL RESULTS COULD DIFFER FROM THOSE ESTIMATES.-

(D) CASH:

         THE COMPANY PLACES ITS CASH INVESTMENTS WITH A HIGH CREDIT QUALITY FINANCIAL INSTITUTION. AT TIMES, SUCH INVESTMENTS MAY BE IN EXCESS OF THE FDIC INSURED LIMIT.

(E) EARNINGS PER SHARE:

         THE COMPANY ADOPTED STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 128, "EARNINGS PER SHARE". BASIC EARNINGS PER SHARE IS BASED ON THE WEIGHTED EFFECT OF ALL COMMON SHARES ISSUED AND OUTSTANDING, AND IS CALCULATED BY DIVIDING NET INCOME AVAILABLE TO COMMON STOCKHOLDERS BY THE WEIGHTED AVERAGE SHARES OUTSTANDING DURING THE PERIOD. DILUTED EARNINGS PER SHARE, WHICH IS CALCULATED BY DIVIDING NET INCOME AVAILABLE TO COMMON STOCKHOLDERS BY THE WEIGHTED AVERAGE NUMBER OF COMMON SHARES USED IN THE BASIC EARNINGS PER SHARE CALCULATION PLUS THE NUMBER OF COMMON SHARES THAT WOULD BE ISSUED ASSUMING CONVERSION OF ALL POTENTIALLY DILUTIVE SECURITIES OUTSTANDING, IS NOT PRESENTED AS IT IS ANTI-DILUTIVE.

NOTE 2 - DEVELOPMENT STAGE OPERATIONS.

                  THE CORPORATION WAS ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE ON OCTOBER 30, 2003. SINCE INCEPTION, THE COMPANY'S ACTIVITY HAS BEEN LIMITED TO RAISING CAPITAL. THE COMPANY WAS FORMED TO PURSUE ACQUISITION OPPORTUNITIES GLOBALLY IN THE MINING INDUSTRY. THE COMPANY HAS RETAINED A CONSULTANT TO HELP IT IDENTIFY POTENTIAL ACQUISITION TARGETS.


NOTE 3 - DEFERRED REGISTRATION COSTS.

                  DEFERRED REGISTRATION COSTS OF $20,000 AT MARCH 31, 2004 CONSIST OF LEGAL FEES ASSOCIATED WITH THE FUTURE REGISTRATION OF SECURITIES.


NOTE 4 - PREPAID EXPENSES.

                  PREPAID EXPENSES CONSIST OF FEES PAID TO A CONSULTING FIRM TO FACILITATE THE ACQUISITION OF A GOLD MINE IN THE REPUBLIC OF GHANA. THE COMPANY AND THIS CONSULTING FIRM HAVE AN AGREEMENT WHICH RUNS THROUGH FEBRUARY 2005.


NOTE 5 - ACCRUED EXPENSES.

                  ACCRUED EXPENSES OF $2,500 CONSISTS OF ACCOUNTING FEES.


NOTE 6 - COMMON STOCK.

                  FROM INCEPTION ON OCTOBER 30, 2003 TO MARCH 31, 2004, THE COMPANY SOLD 10,000 SHARES OF ITS COMMON STOCK TO THE FOUNDER FOR $2,500 AND AN ADDITIONAL 200,000 SHARES OF ITS COMMON STOCK IN A PRIVATE PLACEMENT FOR PROCEEDS OF $50,000.


NOTE 7 - INCOME TAXES.

                  THE COMPANY DOES NOT HAVE ANY CURRENTLY PAYABLE OR DEFERRED FEDERAL OR LOCAL TAX BENEFIT SINCE ITS INCEPTION TO MARCH 31, 2004. AT MARCH 31, 2004, THE COMPANY HAD A NET OPERATING LOSS CARRYFORWARD OF $12,730 AVAILABLE REDUCE FUTURE TAXABLE INCOME WHICH EXPIRES IN 2024. MANAGEMENT IS UNABLE TO DETERMINE IF THE UTILIZATION OF THE FUTURE TAX BENEFIT IS MORE LIKELY THAN NOT AND ACCORDINGLY THE ASSET OF $3,200 FOR FEDERAL AND LOCAL TAXES HAS BEEN FULLY RESERVED. A RECONCILIATION OF THE ACTUAL TAX PROVISION TO THE EXPECTED STATUTORY RATE IS AS FOLLOWS:

                                                     October 30, 2003 to
                                                        March 31, 2004
                                                     -------------------
Loss before income taxes                          ($12,730)
                                                  ========

Expected statutory tax benefit                    ($ 3,200)            (25%)
Net operating loss valuation reserve                 3,200              25%
                                                  --------             ---

Total tax benefit                                  $   -                 0%
                                                  ========             ===

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURE

         There have been no changes in accountants or disagreements with Weinick Sanders Leventhal & Co., LLP, our present accountants, regarding financial disclosure.

--------------------------------------------------------------------------------

     No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied on as having been authorized by International Commerce Development Corp. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy, by any person in any jurisdiction in which it is unlawful for such person to make such offer or solicitation. Neither the delivery of this Prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create an implication that the information herein is correct as of any time subsequent to the date of the Prospectus.


                              ---------------------


     Until                 , 2005 (ninety days after the date funds and
securities are released from the escrow account pursuant to Rule 419), all dealers effecting transactions in the registered securities, whether or not participating in the distribution thereof, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotment or subscriptions.

--------------------------------------------------------------------------------

                    INTERNATIONAL COMMERCE DEVELOPMENT CORP.

                               3,010,000 Shares of
                                  Common Stock



                                  -------------

                                   PROSPECTUS

                                  -------------



                                  May  , 2004

         PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our directors are bound by the general standards for director provisions in Delaware law. These provisions allow our directors in making decisions to consider any factors as they deems relevant, including our long-term prospects and interests and the social, economic, legal or other effects of any proposed action on the employees, suppliers or our customers, the community in which the we operate and the economy. Delaware law limits our director's liability.

         We have agreed to indemnify our directors, meaning that we will pay for damages they incur for properly acting as a director. The SEC believes that this indemnification may not be given for violations of the Securities Act that governs the distribution of our securities.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


                                                        Amount to be Paid
                                                        -----------------
         SEC Registration Fee                                  $ 381
         Blue Sky Fees and Expenses                           $1,535
         Legal Fees and Expenses                             $50,000
         Printing and Engraving Expenses                      $7,500
         Accountants' Fees and Expenses                       $5,000
         Miscellaneous                                       $10,584
                                                             -------
         Total                                               $75,000

         The foregoing expenses, except for the SEC fees, are estimated.

                     RECENT SALES OF UNREGISTERED SECURITIES

         The following table sets forth information regarding all securities sold by us since our inception on October 30, 2003.

                                                              Aggregate Purchase
                        Date Of   Title Of       Number Of    Price And Form Of
Class Of Purchasers     Sale      Securities     Securities   Consideration
--------------------------------------------------------------------------------
Kenneth V. Holloway     2/04      Common Stock    10,000          $  2,500
Jerry Stefaniuk         2/04      Common Stock    100,000          $25,000
Darrell Sullivan        11/03     Common Stock    100,000          $25,000


         The sale to Mr. Holloway was made in reliance on Section 4(2) of the Securities Act. The sales to Messrs. Stefaniuk and Sullivan were made pursuant to Regulation D, Rule 506 under the Securities Act. All sales were made without general solicitation or advertising. Each purchaser was an accredited investor with access to all relevant information necessary to evaluate the investment and represented to the Registrant that the shares were being acquired for investment.

                                    EXHIBITS

         The following exhibits are filed with this Registration Statement:

         Number   Exhibit Name

         1        Escrow Agreement with Jersey Transfer & Trust Company in
                  Accordance with Rule 419 under the Securities Act of 1933, as amended
         3.1      Articles of Incorporation
         3.2      By-Laws
         4.1      Specimen Common Stock Certificate*
         5
         10       Opinion Regarding Legality
         23.1     Consent of Counsel (to be included in Opinion Regarding
                  Legality)
         23.2     Consent of Expert
         99.1     Agreement with Appankran Mining Consultants Ltd.

         * To be filed in a subsequent Amendment

         All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our Common Stock is contained in our Articles of Incorporation and By-Laws.


                                   UNDERTAKING

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

         Subject to the terms and conditions of Section 15(d) of the Exchange Act, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted under authority conferred to that section.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized by power of attorney, in the City of
 Waterbury, State of Connecticut, May    , 2004.
                                      ---

                                        INTERNATIONAL COMMERCE DEVELOPMENT CORP.
                                                                    (Registrant)

                                                     /s/ Kenneth V. Holloway
                                                 -------------------------------
                                                 Kenneth V. Holloway, President,
                                                          Secretary and Director


                                                     /s/ Kwabena Mensah
                                                 -------------------------------
                                                                 Kwabena Mensah,
                                            Chief Financial Officer and Director


                                                     /s/ Amponsah Tawiah
                                                 -------------------------------
                                                       Amponsah Tawiah, Director

                                  EXHIBIT INDEX


         Number   Exhibit Name

         1        Escrow Agreement with Jersey Transfer & Trust Company in
                  Accordance with Rule 419 under the Securities Act of 1933, as amended
         3.1      Articles of Incorporation
         3.2      By-Laws
         4.1      Specimen Common Stock Certificate*
         5
         10       Opinion Regarding Legality
         23.1     Consent of Counsel (to be included in Opinion Regarding
                  Legality)
         23.2     Consent of Expert
         99.1     Agreement with Appankran Mining Consultants Ltd.

         * To be filed in a subsequent Amendment